UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2023

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-26224	51-0317849
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1100 Campus Road
Princeton, NJ 08540
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (609) 275-0500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities Registered Pursuant to Section12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, Par Value $.01 Per Share	IART	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 12, 2023, Integra LifeSciences Holdings Corporation, a Delaware corporation (the “Company”), entered into a stock purchase agreement (the “Purchase Agreement”) between the Company, Integra LifeSciences Israel Ltd., a private company organized under the laws of the State of Israel and a wholly-owned subsidiary of the Company (“Buyer Israeli Sub”), and Ethicon, Inc., a New Jersey corporation (“Seller”), pursuant to which the Company agreed to acquire all of the outstanding common shares (the “Transferred Shares”) of Acclarent, Inc., a Delaware corporation and wholly-owned subsidiary of Seller (“Acclarent”) for $275.0 million in cash, subject to customary purchase price adjustments, and a cash payment of $5.0 million upon the achievement of a regulatory milestone. In connection with the purchase and sale of the Transferred Shares, and pursuant to the terms of the Purchase Agreement, Buyer Israeli Sub also agreed to acquire from Biosense Webster (Israel) Ltd., a private company organized under the laws of the State of Israel (“BWI”) and a wholly-owned subsidiary of Seller, certain assets related to Acclarent’s business (the “Transferred Assets”) and assume certain liabilities (the “Assumed Liabilities”) related to such assets (in each case, as described in the Purchase Agreement). The purchase and sale of the Transferred Shares and the Transferred Assets and the assumption of the Assumed Liabilities are referred to herein as the “Transaction”. Seller is a wholly-owned subsidiary of Johnson & Johnson. The Transaction is expected to close by the second quarter of 2024.

The consummation of the Transaction is subject to customary closing conditions, including the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, approval by the Israel Innovation Authority (“IIA”) of an in-license agreement by and between BWI, as licensor, and Acclarent, as licensee (as described below), the absence of any injunction or law preventing or prohibiting the closing, the absence of any material adverse effect on Acclarent or its business, the delivery of certain closing deliverables, the accuracy of each party’s respective representations and warranties contained in the Purchase Agreement (subject, with specified exceptions, to materiality or “Material Adverse Effect” standards) and each party’s performance of its respective covenants and agreements in the Purchase Agreement in all material respects. Under the terms of the Purchase Agreement, the Company is required to use reasonable best efforts to: (i) promptly obtain all authorizations, consents, orders, waivers and approvals of all Governmental Entities (as defined in the Purchase Agreement) that may be or become necessary or advisable under the Purchase Agreement; and (ii) enable the parties to close the Transaction as promptly as practicable, and in any event prior to the Outside Date (as defined below), including agreeing to divestitures, operational restrictions and the termination of existing relationships or arrangements as necessary or advisable to avoid litigation or proceedings that would otherwise delay or prevent the consummation of the Transaction.

The Purchase Agreement contains customary representations, warranties and covenants of each of the Company and Seller, respectively, including covenants by Seller relating to the operation of the business of Acclarent prior to the closing of the Transaction. The representations and warranties of the Company and Seller will generally not survive the closing, subject to certain limited exceptions. In connection with the Transaction, the Company has purchased a buyer-side representations and warranties insurance policy, which will generally be its sole recourse with respect to breaches of the Seller’s representations and warranties contained in the Purchase Agreement. Each of the Company and Seller has agreed to indemnify the other for certain losses arising out of breaches of covenants and for certain other losses, subject to certain limitations.

The Purchase Agreement contains certain customary termination rights for the Company and Seller, including the right to terminate the Purchase Agreement if the Transaction is not consummated by December 12, 2024 (the “Outside Date”).

In connection with the Transaction, the Company and Seller, or their respective affiliates, will enter into certain ancillary agreements, including a transition services agreement and a transition manufacturing agreement, pursuant to which Seller or its affiliates will provide certain migration and transition services to facilitate an orderly transition of the business and operations of Acclarent to the Company following consummation of the Transaction, and an in-license agreement with BWI, pursuant to which, as of the closing of the Transaction, Acclarent will have an exclusive, fully-paid, royalty-free worldwide license to certain intellectual property to exploit certain products (including the TruDi® Navigation System) in the ENT field.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the Purchase Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. The representations, warranties and covenants set forth in the Purchase Agreement have been made only for the purposes of the Purchase Agreement and as of specific dates, and are solely for the benefit of the parties thereto, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts. In addition, information regarding the subject matter of the representations and warranties made in the Purchase Agreement may change after the date of the Purchase Agreement. Accordingly, the description of the Purchase Agreement is included with this Current Report on Form 8-K only to provide investors with information regarding its terms and not to provide investors with any other factual information regarding the Company, Seller, their subsidiaries, their affiliates or their businesses as of the date of the Purchase Agreement or as of any other date.

Item 7.01 Regulation FD Disclosure

On December 13, 2023, the Company issued a Press Release announcing, among other things, the signing of the Purchase Agreement, which is attached as Exhibit 99.1, and incorporated into this Item 7.01 by reference. The Company also prepared an investor presentation, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference. The information contained herein, including the attached press release and investor presentation, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except as may be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify forward-looking statements by words such as “anticipate,” “believe,” “commitment,” “could,” “design,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “imply,” “intend,” “may,” “objective,” “opportunity,” “outlook,” “plan,” “policy,” “position,” “potential,” “predict,” “priority,” “project,” “proposition,” “prospective,” “pursue,” “seek,” “should,” “strategy,” “target,” “will,” “would” or other similar expressions that convey the uncertainty of future events or outcomes. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. These forward-looking statements include, among other things, statements regarding: the closing of the Transaction on anticipated terms and timing, or at all, including obtaining regulatory approvals that may be required under the terms of the Purchase Agreement; and future capital expenditures, revenues, expenses, earnings, synergies, economic performance, financial condition, future prospects, business and management strategies for the management, and the expansion and growth of the Company following the close of the Transaction, including the possibility that any of the anticipated benefits of the Transaction will not be realized or will not be realized within the expected time period. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ from predicted results. These risks and uncertainties include: successful closing of the Transaction; the ability to obtain required regulatory approvals for the Transaction (including the approval of antitrust authorities and the IIA necessary to complete the Transaction), the timing of obtaining such approvals and the risk that such approvals may result in the imposition of conditions, including with respect to divestitures required by antitrust authorities, that could materially adversely affect the Company and the expected benefits of the Transaction; the risk that a condition to closing of the Transaction may not be satisfied on a timely basis or at all, the failure of the Transaction to close for any other reason and the risk of liability to the Company in connection therewith; the Company’s ability to successfully integrate Acclarent and other acquired businesses; the State of Israel's on-going war against Hamas, and the potential for the continuation or escalation of such conflict to disrupt the operations and employees of Acclarent’s business located in the State of Israel and make it more difficult for the Company to both integrate Acclarent and realize the expected benefits of the Transaction; global macroeconomic and political conditions, including acts of terrorism or outbreak of war, hostilities, civil unrest, and other political or security disturbances, including the State of Israel’s ongoing war against Hamas and any escalations of that conflict; the difficulty of predicting the timing or outcome of product development efforts and regulatory agency approvals or actions, if any; physicians’ willingness to adopt and third-party payers’ willingness to provide reimbursement for the Company’s and Acclarent's existing, recently launched and planned products; difficulties or delays in manufacturing; the availability and pricing of third party sourced products and materials; and other factors beyond the Company's control; and the economic, competitive, governmental, technological and other factors identified under the heading "Risk Factors" included in item 1A of the Company’s Annual Report on Form 10-K for the year ended December

31, 2022, and information contained in subsequent filings with the Securities and Exchange Commission, including Item 8.01 of this Current Report on Form 8-K. These forward-looking statements are made only as the date thereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1 Press Release, dated December 13, 2023, issued by Integra LifeSciences Holdings Corporation

99.2 Presentation, dated December 13, 2023, of Integra LifeSciences Holdings Corporation

104 Cover Page Interactive Data File (embedded within the inline XRBL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

Date: December 13, 2023	By:	/s/ Eric I. Schwartz
Eric I. Schwartz
	Title:	Executive Vice President, Chief Legal Officer and
Secretary